SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Baillie Gifford Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Template Email Communication for Institutional Shareholders and Consultants

EMAIL SUBJECT – Baillie Gifford Positive Change Equities Fund – Proxy Vote Materials

[Good Morning]

[Insert Client Name] – Proxy Vote for Baillie Gifford Positive Change Equities Fund

Broadridge recently sent [you / your client] proxy material regarding a special meeting of shareholders scheduled for July 6, 2022, for the Baillie Gifford Positive Change Equities Fund. With us all working different working patterns and from different locations, we wanted to ensure that [you / your client] received these materials and have the opportunity to vote.

The purpose of the meeting is for shareholders to vote on a proposal that provides for the reorganization of the Baillie Gifford Positive Change Equities Fund into the Vanguard Baillie Gifford Global Positive Impact Stock Fund. [Your / Your client’s] vote is critical to helping us reach quorum. The presence (in person or by proxy) of a certain number of Fund shareholders entitled to vote at the meeting (a “quorum”) is needed to approve the reorganization.

The attached proxy voting materials provide further details, including the different options on how [you / your client] can vote.

[Kind regards]